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                                                                   Exhibit 10.44

                                   CURIS, INC.

                               Severance Agreement

     THIS SEVERANCE AGREEMENT by and between Curis, Inc., a Delaware corporation (the "Company"), and Andrew C.G. Uprichard (the "Executive") is made as of November 5, 2001 (the "Effective Date").

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of certain of the Company's key personnel; and

     WHEREAS, the Company wishes to provide the Executive with severance pay in the event of the Executive's separation from the Company under the circumstances provided for herein;

     NOW, THEREFORE, in consideration of the Executive's continued employment by the Company and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Term of Agreement. This Agreement, and all rights and obligations of the parties hereunder, shall take effect upon the Effective Date and shall expire at midnight on December 31, 2003 (the "Expiration Date").

     2. Not an Employment Contract. The Executive acknowledges that this Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive as an executive or employee of the Company and that this Agreement does not prevent the Executive from terminating his employment with the Company at any time.

     3. Termination For Cause or Voluntary Termination Without Good Reason Prior to the Expiration Date. In the event that prior to the Expiration Date (a) the employment of the Executive is terminated by the Company for Cause (as defined in Section 3.1) or (b) the Executive voluntarily terminates his employment with the Company without Good Reason (as defined in Section 3.2), the Company shall pay to the Executive the compensation and benefits otherwise payable to him through the last day of his actual employment by the Company.

          3.1 For the purposes of Sections 3 and 4, the term "Cause" shall mean
     (a) a good faith finding by the Company that the Executive has engaged in dishonesty, gross negligence or misconduct, (b) the conviction of the Executive of, or the entry of a pleading of guilty or nolo contendere by the Executive to, any crime involving moral turpitude or any felony or (c) any breach or threatened breach by the Executive of any confidentiality, non competition, non solicitation or inventions agreement with the Company.

          3.2 For the purposes of Sections 3 and 4, the Executive will be deemed to have "Good Reason" to voluntarily terminate his employment with the Company if any of the following occur without the consent of the Executive:
     (a) the termination within a six month period of more than 50% of the employees who are employed by the Company at its facility located at 21 Erie Street, Cambridge, Massachusetts, which terminations are part of a reduction in force such that the cell therapy program currently contemplated at that facility is no longer being pursued as contemplated by the Company's current business plan; (b) a material adverse

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     change in the Executive's authority, duties or compensation without the prior consent of the Executive, which material adverse change shall be deemed to include, without limitation, the situation where (i) a joint venture is formed to effectuate a Cell Therapy Collaboration (as defined below) and (ii) the Executive is not the most senior executive of such joint venture; (c) a material adverse change in the Executive's benefits, except where such change is related to a bonus or benefit program that the Company makes available to all of its employees; and (d) the relocation of the Executive's place of work more than 20 miles from the Company's current executive offices. For further clarification, a material adverse change in this section 3.2 (b) includes the situation where the Executive is not the most senior executive of a joint venture created from a Cell Therapy Collaboration (as defined below).

          3.3 Termination Without Cause or Voluntary Termination With Good Reason Prior to the Expiration Date. In the event that the employment of the Executive is terminated by the Company without Cause or the Executive voluntarily terminates his employment with the Company with Good Reason prior to the Expiration Date, the Company shall (i) continue to pay to the Executive as severance benefits his base salary as in effect on the date of termination (payable in biweekly installments in accordance with the Company's regular payroll practices), (ii) continue to provide to the Executive any other benefits owed to him by virtue of his employment with the Company (to the extent such benefits can be provided to non-employees, or to the extent such benefits cannot be provided to non-employees, then the cash equivalent thereof) until the date six months after the date of termination and (iii) cause the immediate vesting of up to 25,000 shares of the Company's common stock covered by that certain non-qualified stock option granted by the Company to the Executive on April 3, 2001 (the "April Option").

     4. Termination After the Expiration Date. This Agreement shall be of no force or effect with respect to any termination of the Executive's employment with the Company which should occur after the Expiration Date.

     5. Cell Therapy Collaboration Agreement Bonus. Up to 50,000 shares of the Company's common stock covered by the April Option shall vest upon the execution and effectiveness of a Cell Therapy Collaboration Agreement (as defined below). For the purposes of this Section 5, a "Cell Therapy Collaboration Agreement" shall mean any agreement, joint venture, license or other similar agreement, entered into between the Company and any one of Cambrex Corporation, Schering AG or Baxter International, Inc. prior to April 1, 2002, which provides for the joint exploitation of the Company's cell therapy technologies.

     6. Notices. Any notices delivered under this Agreement shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, in each case to the address of the recipient set forth on the signature page hereto. Either party may change the address to which notices are to be delivered by giving written notice of such change to the other party.

     7. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the termination, resignation or other discontinuation of employment with the Company.

     8. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.


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     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof). Any action, suit or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Executive each consents to the jurisdiction of such a court.

     10. Counterparts. This Agreement may be executed in two signature counterparts, each of which shall constitute an original, but all of which taken together shall constitute but one and the same instrument.


     THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                  CURIS, INC.



                                  /s/ George A. Eldridge
                                  ----------------------
                                  George A. Eldridge
                                  Vice President, Finance and Secretary

                                  Address:  61 Moulton Street
                                            Cambridge, MA  02138




                                  EXECUTIVE

                                  /s/ Andrew C. G. Uprichard
                                  --------------------------
                                  Andrew C.G. Uprichard

                                  Address:   61 Moulton Street
                                             Cambridge, MA  02138

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